Exhibit 4.1


                        SECURITIES SUBSCRIPTION AGREEMENT


Arc Communications Inc.
788 Shrewsbury Avenue
Tinton Falls, NJ 07724


         The undersigned investor (the "Investor") hereby agrees to purchase shares of common stock, par value $0.001 per share ("Common Stock"), of Arc Communications Inc., a New Jersey corporation (the "Company"), together with a warrant to purchase Common Stock of the Company (the "Warrant"), on the terms and conditions set forth in this subscription agreement (this "Agreement").

1. Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for, purchases and accepts the shares of Common Stock and the Warrant (the Common Stock and the Warrant shall sometimes be referred to herein together as the "Securities") as follows:

         Investor's name: ______________________________________________________
                      (Exact name as it should appear on the stock certificate.)

         Investment Amount: _____________________ ("Total Purchase Price")

         Price per share of Common Stock (the "Purchase Price"): Seven and One-Half Cents ($.075)

         Number of shares of Common Stock
              (Total Purchase Price divided by $.075):
                                                  _________ ("Purchased Shares")

         Number of shares of Common Stock subject to
              Warrant (50% multiplied by Purchased Shares):
                                                     ________ ("Warrant Shares")

In consideration for the issuance of the Securities listed above, the Investor tenders herewith to the account of Westerman Ball Ederer Miller & Sharfstein, LLP, counsel for the Company ("WBEMS"), who shall act as escrow agent for the Company, the Total Purchase Price, by certified or bank check to the order of "WBEMS, as escrow agent for Arc Communications Inc.", or by wire transfer of the Total Purchase Price to the account of WBEMS, each in accordance with the instructions set forth on Exhibit A hereto. The Investor and the Company agree that this Agreement shall be irrevocable.

2.       Acceptance of Subscription.

         (a) The Investor acknowledges and agrees that the Company has the right to accept or reject this Agreement in whole or in part in its sole and absolute discretion. This Agreement shall not bind the Company until accepted by it (the "Acceptance Date"). Any interest earned on funds sent to the Company pursuant to
Section 1 hereof will be for the account of the Company if this Agreement is accepted. This Agreement is made subject to the terms and conditions set forth below.

3. Representations and Warranties of the Investor. The Investor represents, warrants and agrees as follows, and the Investor acknowledges that the Investor has full knowledge that the Company intends to rely on such representations, warranties and agreements:

         (a) Exempt Transaction; Unregistered Shares. The Investor understands that the Securities are being offered and sold under one or more exemptions from registration provided for under the Securities Act of 1933, as amended (the "Securities Act"), and that the Company's reliance upon such exemptions is predicated, in part, upon the Investor's representations and warranties set forth in this Agreement; that the Securities cannot be resold or otherwise disposed of unless subsequently registered under the Securities Act or unless an exemption from such registration is available and the Investor agrees not to resell or otherwise dispose of all or any part of the Securities except as permitted by law, including, without limitation, any and all applicable regulations under the Securities Act; that the Company does not have any present intention of registering the Securities; that the Investor must bear the economic risk of all or part of its investment for an indefinite period; that the Investor is purchasing the Shares without being offered or furnished any offering literature or prospectus concerning the Company's future plans or business; and that neither the United States Securities and Exchange Commission, nor any governmental agency charged with the administration of the securities laws of any state nor any other governmental agency has passed upon or reviewed the merits or qualifications of, or recommended or approved the offer and sale of the Securities pursuant to the terms of this Agreement.

         (b) Investment Intent; Accreditation. The Investor is acquiring the Securities for investment for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale or other distribution thereof. The Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act and, if an entity, was not organized for the specific purpose of acquiring the Securities.

         (c) Authority. The Investor has all requisite right, power, authority and capacity to enter into and perform this Agreement and the terms of this Agreement constitute valid and binding obligations of the Investor enforceable in accordance with their terms.

         (d) Knowledge and Experience. The Investor (i) currently has, and immediately prior to receipt of any offer regarding the Company had, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Company and the Securities and of making an informed investment decisions; and (ii) has the ability to bear the economic risks of Investor's purchase of Securities for an indefinite period of time.

         (e) Information. The Investor has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning that terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor. The Investor understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the Investor with respect to the suitability of an investment in the Securities acquired pursuant to this Agreement.

         (d) No Obligation to Register Shares. The Investor further acknowledges and understands that, except as provided in Section 7 hereof, the Company is under no obligation to register the Securities.

         (f) Investor Questionnaire. The Investor has executed and delivered to the Company with this Agreement the Investor Suitability Questionnaire attached hereto as Exhibit B, the terms of which are incorporated herein.

         (g) Foreign Investor Representation. If the Investor is not a "U.S. person" (as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

         (h) Domicile. The Investor is a bona fide resident and domiciliary (not a temporary or transient resident) of the state indicated on Exhibit B hereto and he, she or it has no present intention of becoming a resident of any other state or jurisdiction.

         (i) No Need for Liquidity. The Investor has no need for liquidity in connection with its purchase of the Securities.

         (j) Assurances. The Investor agrees that upon the request of the Company, at any time prior to closing of the transactions contemplated hereby, the Investor shall promptly execute and deliver to the Company any agreements or instruments as it may reasonably request in order to effect the purchase and issuance of the Securities in accordance with the terms herein.

4. Reliance. The Investor understands that the Company is relying on the foregoing representations and warranties in determining whether to accept this Agreement. If for any reason any representations and warranties are no longer true and accurate prior to the Acceptance Date, the Investor will give the Company prompt written notice of the inaccuracy. By signing below, the Investor represents that the Investor has read and confirmed the truth and accuracy of each of the foregoing representations and warranties.

5. Indemnification. The Investor agrees to indemnify and hold harmless the Company and each of its directors, officers, agents, and affiliates from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or covenant of the undersigned contained in this Agreement.

6.       Restrictive Legend.

         (a) Legend. The certificate representing the Securities shall bear the following legend or similar legend (as well as any legends required by applicable state and federal corporate and securities laws):

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         (b) Removal of Legend. The Company agrees to remove any legend upon registration of the Purchased Shares or the Warrant Shares or upon the applicability of an exemption from registration with respect to such shares.

7.       Registration Rights.

         (a)  Investor   Registration   Rights.   The  Company   shall  use  its
commercially  reasonable  best  efforts to  register,  at its own  expense,  the
Purchased Shares, the Warrants and the Warrant Shares, pursuant to a registration statement on form SB-1 or SB-2 (as applicable) under the Securities Act (the "Investor Registration"), within sixty (60) days of the closing of the merger of the Company with RoomLinX, Inc.

         (b) Furnish Information. It shall be a condition to the Company's obligations to take any action under this Section 7 that the Investor shall furnish to the Company such information regarding itself, the Purchased Shares, the Warrants and the Warrant Shares and the intended method of disposition of such securities as shall be required to effect the registration of their Purchased Shares, Warrants and Warrant Shares. In that connection, each selling Investor shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

         (c) Delay of Registration. The Investor shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

8.       Price Protection.

         (a) Sales of Common Stock. Commencing on the Acceptance Date and terminating on the first anniversary of the Acceptance Date, if the Company issues or sells any shares of its Common Stock (other than Excluded Shares (as that term is defined below)) for a consideration per share (the "Dilutive Price") less than the Purchase Price, then the Company will issue to the Investor a number of shares, if positive, of Common Stock determined by the following formula:

                           X = (A / B) - (C + D)

         Where:   X = the number of shares of Common Stock to be issued to the
                      Investor, rounded to the nearest whole number;

                  A = the Total Purchase Price;

                  B = the Dilutive Price;

                  C = the number of Purchased Shares held by the Investor; and

                  D = the aggregate number of shares of Common Stock issued to the Investor pursuant to this Section 8(a) prior to the date of such determination.

Notwithstanding the foregoing, in no event will the Company be obligated to issue to the Investor in the aggregate a number of shares of Common Stock pursuant to this Section 8(a) in excess of the number determined by the following formula:

                           X = (A / B) - C

         Where: X = the maximum aggregate number of shares of Common Stock issuable to the Investor pursuant to Section 8(a), rounded to the nearest whole number;

                  A = the Total Purchase Price;

                  B = Three Cents ($0.03); and

                  C = the number of Purchased Shares initially purchased by the Investor pursuant to the terms of this Agreement.

For purposes of this Agreement, the term "Excluded Shares" means: (i) shares of Common Stock issuable or issued after the Acceptance Date to officers, employees, consultants or directors of the Company directly or pursuant to a stock purchase, stock option, restricted stock or other written compensation plan or agreement approved by the Board of Directors of the Company (the "Board"); (ii) shares of Common Stock issued or issuable after the Acceptance Date, primarily for non-equity financing purposes and as approved by the Board, to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions or to vendors of goods or services or customers; (iii) shares of Common Stock issuable upon (a) exercise of outstanding warrants, options, notes or other rights to acquire securities of the Company, (b) conversion of outstanding shares of the Company's Preferred Stock, par value $0.01 per share or (c) exchange of outstanding promissory notes issued by the Company; (iv) capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board; or (v) shares of Common Stock issued or issuable by way of dividend or other distribution on Excluded Shares.

         (b) Change of Control. Commencing on the Acceptance Date and terminating on the first anniversary of the Acceptance Date, if a Change of Control (as that term is defined below) is consummated pursuant to which the Investor, by virtue of its ownership of shares of Common Stock, is entitled to receive, either out of the assets and funds of the Company available for the distribution to the holders of Common Stock or from the acquiring entity or person, aggregate consideration (the "Acquisition Consideration") with a value less than the product of (x) the number of shares of Common Stock held by the Investor immediately prior to the Change of Control and (y) the Purchase Price, then the Company will issue to the Investor, immediately prior to the consummation of the Change of Control, a number of shares, if positive, of Common Stock determined by the following formula:

                           X = (A / B * C) - (C + D)

         Where:   X = the number of shares of Common Stock to be issued to the
                      Investor, rounded to the nearest whole number;

                  A = the Total Purchase Price;

                  B = the Acquisition Consideration;

                  C = the number of Purchased Shares initially purchased by the Investor pursuant to the terms of this Agreement; and

                  D = the aggregate number of shares of Common Stock issued to the Investor pursuant to Section 8(a).

For purposes of this Agreement, the term "Change of Control" means (i) a sale or disposition of all or substantially all of the assets of the Company, and (ii) a merger or consolidation of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, or any transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of the outstanding shares of capital stock of the Company, in a single transaction or a series of related transactions where the shareholders of the Company immediately prior to such transaction or series of related transactions do not retain at least fifty percent (50%) of the voting power in the Company or any successor or acquiring entity (as applicable).

9.       Miscellaneous.

         (a) Governing Law. This Agreement, all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of choice of law applicable thereto.

         (b) Jurisdiction and Venue. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the county of New York, New York. Each party consents to personal jurisdiction and service and venue in any state court located within the State of New York, County of New York, for the purpose of any claim, action, suit or proceeding arising out of or relating to this Agreement. The prevailing party in any such claim, action, suit or proceeding shall be entitled to reimbursement of his costs and expenses, including without limitation, legal fees.

         (c) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile transmission (received at the facsimile machine to which it is transmitted prior to 5:00 p.m., local time, on a business day in the State of New York, for the party to which it is sent), by courier or express delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

if to the Company:            Arc Communications Inc.
                              788 Shrewsbury Avenue
                              Tinton Falls, NJ 07724
                              Attention: Peter A. Bordes, Jr.
                              Facsimile: (732) 219-5456

with a copy to (not to constitute notice):

                              Westerman Ball Ederer Miller & Sharfstein, LLP 170 Old Country Road
                              Mineola, NY 11501
                              Attention: Alan C. Ederer
                              Facsimile: (516) 622-9212

if to the Investor:           To the address set forth in Exhibit B hereto.

         (e) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

         (f) Waivers and Consents. The terms and provisions of this Agreement may be waived only by an instrument in writing, signed by the party against whom the waiver is sought to be enforced. The waiver by one party of a breach by the other of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.

         (g) Assignment. This Agreement may not be transferred or assigned without the prior written consent of the Company and any such transfer or assignment shall be made only in accordance with applicable laws and any such consent.

         (h) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         (i) Interpretation. The parties hereto acknowledge and agree that: (i) each party and such party's counsel has reviewed the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons.

         (j) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

         (k) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         (l) Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement, shall survive (i) the execution and delivery hereof, (ii) any investigations made by or on behalf of the parties and (iii) the closing of the transaction contemplated hereby.

         (m) Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         (n) Execution; Facsimile Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Any signature page delivered by electronic facsimile shall be binding to the same extent as an original signature page. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party upon request.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of ______________, 2004.



                                    INVESTOR:


                                    By:
                                        -----------------------------------
                                    (signature)


                                    Name:
                                         ----------------------------------
                                    (please print)


                                    Title:
                                          ---------------------------------
                                    (if applicable)

Arc Communications Inc. hereby accepts the foregoing Agreement subject to the terms and conditions hereof as of _________ __, 2004.


ARC COMMUNICATIONS INC.


By:
    ---------------------------
    Peter A. Bordes, Jr.
    Chief Executive Officer

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of ______________, 2004.



                                    INVESTOR:


                                    By:
                                        -----------------------------------
                                    (signature)


                                    Name:
                                         ----------------------------------
                                    (please print)


                                    Title:
                                          ---------------------------------
                                    (if applicable)

Arc Communications Inc. hereby accepts the foregoing Agreement subject to the terms and conditions hereof as of _________ __, 2004


ARC COMMUNICATIONS INC.


By:
    ---------------------------
    Peter A. Bordes, Jr.
    Chief Executive Officer

                                    EXHIBIT A

                            WBEMS Escrow Information


Payment by Certified or Bank Check

(1) Execute the two signature pages to this Agreement, (2) complete and execute one copy of the Investor Suitability Questionnaire and (3) send them, together with a certified or bank check in the amount of the Total Purchase Price to the order of "WBEMS, as escrow agent for Arc Communications, Inc." to WBEMS at the following address:

Westerman Ball Ederer Miller & Sharfstein, LLP
170 Old Country Road
Mineola, New York 11501
Attn: Alan C. Ederer, Esq.


Payment by Wire Transfer

(1) Execute the two signature page to this Purchase Agreement, (2) complete and execute one copy of the Investor Suitability Questionnaire and (3) send them to WBEMS at the address set forth above and wire transfer the amount of Total Purchase Price to WBEMS in accordance with the following wire transfer instructions:

Fleet Bank
170 Old Country Road
Mineola, New York
Account No. 94188-70741
Account Name:  Westerman Ball Ederer Miller & Sharfstein, LLP
ABA Routing No. 021200339

                                    EXHIBIT B

                       INVESTOR SUITABILITY QUESTIONNNAIRE

                     ARC COMMUNICATIONS INC. (THE "COMPANY")
                (All information will be treated confidentially)

              The information contained herein is presented to the Company to establish that the undersigned prospective investor meets the suitability standards established for the proposed offering of the Common Stock and the Warrants (the "Securities") which are being offered to the undersigned by the Company pursuant to the terms and subject to the conditions set forth in the Securities Subscription Agreement between the undersigned and the Company.

                  The Company will use its best efforts to keep your answers confidential. By signing this Investor Questionnaire, however, you agree that the Company may present this Investor Questionnaire to certain appropriate parties if called upon to establish the availability of an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and/or comparable state securities laws.

                  Individual   offerees   must   complete   Sections  A  and  C.
Corporations, partnerships and other entities must complete Sections B and C.

                      (Please Print or Type Your Response)

A. INDIVIDUAL OFFEREES ONLY.

      1. Name:
               -----------------------------------------------------------------

      2. Home Address (principal residential address):

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


         Home Telephone Number:  (___) __________________________


      3. Social Security Number:
                                 -----------------------------------------------

      4. Age:
              ------------------------------------------------------------------

      5. Employer:
                   -------------------------------------------------------------

           Nature of Business:
                              --------------------------------------------------
           Position:
                    ------------------------------------------------------------

           Nature of Duties:
                            ----------------------------------------------------
           Business Address:
                            ----------------------------------------------------

           Business Telephone Number:  (___)___________________________

      6. Spouse's Name (only if co-purchaser):
                                               ---------------------------------
      7.   Spouse's Social Security Number
             (only if co-purchaser):
                                     -------------------------------------------

      8. Initial one or more of the following four statements, as they apply.

____ (a) I certify that I am an Accredited Investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year;

____ (b) I certify that I am an Accredited Investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year;

____ (c) I certify that I am an Accredited Investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000; or

____ (d) I certify that I am an Accredited Investor because I am a director, executive officer, or general partner of the issuer of the securities being offered or sold, or a director, executive officer, or general partner of a general partner of that issuer.


B. CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, QUALIFIED PENSION OR PROFIT SHARING PLANS OR TRUST OFFEREES ONLY.

      1. Name of corporation, limited liability company, partnership, qualified pension or profit sharing plan or trust:

--------------------------------------------------------------------------------


      2. Name and title of executive officer, member, partner, trustee or other authorized fiduciary executing this Investor Questionnaire:

--------------------------------------------------------------------------------

      3. Business Address:

--------------------------------------------------------------------------------

      4. Telephone Number: (__)

--------------------------------------------------------------------------------

      5. Tax Identification Number:
                                    --------------------------------------------

      6. Date of incorporation of corporation or date of formation of limited liability company, partnership, qualified plan, or trust and the state where incorporated or formed:

      7. Investor Suitability Requirements. For purposes of determining whether the undersigned meets the financial suitability requirements. Please indicate one or more of the following criteria which is satisfied by checking the appropriate answer:

____ (a) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

____ (b) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

____ (c) an insurance company as defined in Section 2(13) of the Securities Act;

____ (d) an investment company registered under the Investment Company Act of 1940 (the "Company Act") or a business development company as defined in Section 2(a)(48) of the Company Act;

____ (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

____ (f) a plan, established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, whose total assets exceed $5,000,000;

____ (g) an employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, as amended, whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Acts of 1940 (the "Advisers Act"), or whose total assets are in excess of $5,000,000;

____ (h) a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors by reason other than this paragraph;

____ (i) a private business development company as defined in Section 202(a)(22) of the Advisers Act;

____ (j) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "IRS"), not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

____ (k) a corporation, partnership or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

____ (l) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

9.   The undersigned represents and warrants as follows:

         (a) The corporation, limited liability company, partnership, qualified plan, or trust, as the case may be, is duly organized and is validly existing as a corporation, limited liability company, partnership, qualified pension or profit sharing plan or trust in good standing under the laws of the jurisdiction of its incorporation or formation, with full power and authority to purchase the Shares.

         (b) The officers, members, partners or trustees of the undersigned who, on behalf of the undersigned, have considered the purchase of the Shares, and the advisers, if any, of the corporation, limited liability company, partnership, qualified plan or trust, as the case may be, in connection with such consideration are named below in this Investor Questionnaire, and such officers, members, partners, trustees, and advisers, if any, were duly authorized to act for the corporation, limited liability company, partnership, qualified plan or trust in reviewing this investment.

         (c) The officers and/or advisers of the corporation or the partners and/or advisers of the partnership, or the members and/or advisers of the limited liability company, or the trustees and/or advisers of the qualified plan or trust, who, on its behalf, have considered the purchase of the Shares, together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of a purchase of the Shares and of making an informed investment decision.

C. TO BE COMPLETED BY ALL OFFEREES.

         IN WITNESS WHEREOF, the undersigned has duly executed this Investor Questionnaire relating to Arc Communications Inc., this ____day of _________, 2004.


FOR INDIVIDUALS:                               FOR CORPORATIONS:

                                               ---------------------------------
                                               (Print Name of Corporation)


                                               By:
-----------------------------------                -----------------------------
Name of Purchaser                                  Name:
                                                   Title:

-----------------------------------
Name of Co-Purchaser, if any


FOR PARTNERSHIPS:                              FOR LIMITED LIABILITY COMPANIES:


-----------------------------------            ---------------------------------
(Print Name of Partnership)                           (Print Name of LLC)



By:                                        By:
   --------------------------------            ---------------------------------
   Name:                                       Name:
   Title:                                      Title:


FOR TRUSTS:


-----------------------------------
(Print Name of Trust)


By:
    -------------------------------
    Name:
    Title: